                                                                    Exhibit 25.2

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                                   ----------

                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                    UNDER THE TRUST INDENTURE ACT OF 1939 OF
                   A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                                   ----------

               CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF
                A TRUSTEE PURSUANT TO SECTION 305(b)(2) ________

                                   ----------

                J. P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION
               (Exact name of trustee as specified in its charter)

                                                                      95-4655078
(State of incorporation                                         (I.R.S. employer
if not a national bank)                                      identification No.)

1999 AVENUE OF THE STARS - FLOOR 26
LOS ANGELES, CA                                                            90067
(Address of principal executive offices)                              (Zip Code)

                               William H. McDavid
                                 General Counsel
                                 270 Park Avenue
                            New York, New York 10017
                               Tel: (212) 270-2611
            (Name, address and telephone number of agent for service)

                                   ----------

                              ACE INA HOLDINGS INC.
               (Exact name of obligor as specified in its charter)

     DELAWARE                                                         58-2457246
(State or other jurisdiction of                                 (I.R.S. employer
incorporation or organization)                               identification No.)

TWO LIBERTY PLACE
1601 CHESTNUT STREET
PHILADELPHIA, PENNSYLVANIA                                        19103
(Address of principal executive offices)                        (Zip Code)

                                        1
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                                 DEBT SECURITIES
                       (Title of the indenture securities)

ITEM 1.          GENERAL INFORMATION.

                 Furnish the following information as to the trustee:

        (a) Name and address of each examining or supervising authority to which it is subject.

                 Comptroller of the Currency, Washington, D.C.
                 Board of Governors of the Federal Reserve System, Washington, D.C.

        (b)      Whether it is authorized to exercise corporate trust powers.

                 Yes.

ITEM 2.          AFFILIATIONS WITH OBLIGOR.

        If the Obligor is an affiliate of the trustee, describe each such affiliation.

        None.

NO RESPONSES ARE INCLUDED FOR ITEMS 3-15 OF THIS FORM T-1 BECAUSE THE OBLIGOR IS NOT IN DEFAULT AS PROVIDED UNDER ITEM 13.

ITEM 16.         LIST OF EXHIBITS.

        List below all exhibits filed as part of this statement of eligibility.

        Exhibit 1. Articles of Association of the Trustee as Now in Effect (see Exhibit 1 to Form T-1 filed in connection with Form 8K of the Southern California Water Company filing, dated December 7, 2001, which is incorporated by reference).

        Exhibit 2. Certificate of Authority of the Trustee to Commence Business (see Exhibit 2 to Form T-1 filed in connection with Registration Statement No. 333-41329, which is incorporated by reference).

        Exhibit 3. Authorization of the Trustee to Exercise Corporate Trust Powers (contained in Exhibit 2).

        Exhibit 4. Existing By-Laws of the Trustee (see Exhibit 4 to Form T-1 filed in connection with Form 8K of the Southern California Water Company filing, dated December 7, 2001, which is incorporated by reference).

        Exhibit 5.   Not Applicable

        Exhibit 6. The consent of the Trustee required by Section 321 (b) of the Act (see Exhibit 6 to Form T-1 filed in connection with Registration Statement No. 333-41329, which is incorporated by reference).

                                        2
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        Exhibit 7.   A copy of the latest report of condition of the Trustee,
                     published pursuant to law or the requirements of its supervising or examining authority.

        Exhibit 8.   Not Applicable

        Exhibit 9.   Not Applicable


                                    SIGNATURE

           Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, J. P. Morgan Trust Company, National Association, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of San Francisco, and State of California, on the 12th day of August, 2004.


                                J. P. Morgan Trust Company, National Association


                                    By
                                       ----------------------------
                                         /s/ Renee Johnson
                                         Authorized Officer

                                        3
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EXHIBIT 7.     Statement of Condition of the Trustee.

CONSOLIDATED REPORT OF CONDITION OF J.P. Morgan Trust Company, National
                                                Association
                                    -----------------------------------
                                            (Legal Title)


AS OF CLOSE OF BUSINESS ON     December 31, 2003
                           -------------------------

                                                                       ($000)
                                                                       ------
ASSETS
   Cash and Due From Banks                                         $      22,115
   Securities                                                            141,598
   Loans and Leases                                                      106,261
   Premises and Fixed Assets                                              13,111
   Intangible Assets                                                     403,878
   Goodwill                                                              250,539
   Other Assets                                                           50,801
                                                                   -------------
      Total Assets                                                 $     988,303
                                                                   =============

LIABILITIES
   Deposits                                                        $     119,625
   Other Liabilities                                                     112,490
                                                                   -------------
      Total Liabilities                                                  232,115

EQUITY CAPITAL
   Common Stock                                                              600
   Surplus                                                               701,587
   Retained Earnings                                                      54,001
                                                                   -------------
      Total Equity Capital                                               756,188
                                                                   -------------

      Total Liabilities and Equity Capital                         $     988,303
                                                                   =============

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